Exhibit 10.1

FOURTH AMENDMENT TO THE CONVERTIBLE PROMISSORY NOTE ISSUED ON SEPTEMBER 17, 2018

This FOURTH AMENDMENT TO THE CONVERTIBLE PROMISSORY NOTE issued on September 17, 2018, (the “Amendment”) is made effective as of August 6, 2019 (the “Effective Date”), by and between NUO THERAPUETICS, INC., a Delaware corporation (the “Company”), and Auctus Fund, LLC, a Delaware limited liability company (the “Holder”) (each the Company and the Holder a “Party” and collectively the “Parties”).

BACKGROUND

A.     The Company and Holder are the parties to that certain securities purchase agreement (the “SPA”) dated September 17, 2018, pursuant to which the Company issued to Holder a convertible promissory note on even date in the original principal amount of $175,000.00 (as amended from time to time, the “Note”); and

B.     The Parties desire to amend the Note as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.     As of the Effective Date of this Amendment, if: (i) no Event of Default (as defined in the Note) (each an “Event of Default”) shall have occurred; (ii) there is no breach of this Amendment; (iii) the Company wires the amount of $3,500 to the Holder in accordance with the wire transfer instructions attached hereto as Exhibit A no later than August 6, 2019 (“Payment Deadline”) (which will not reduce the balance owed under the Note); then: (a) the references to “July 31, 2019” in Sections 1.9(b) and 1.9(c) of the Note, as amended shall be replaced with “September 17, 2019” and (b) the Holder shall refrain from exercising its right to convert the Note until September 17, 2019. In the event that all other noteholders of convertible debt of the Company as of the Effective Date (i) do not also agree in a signed writing to extend the period that Company is permitted to prepay the Company’s other convertible debt by at least an additional 48 days and/or (ii) fail to agree in a signed writing to refrain from exercising their conversion rights under their respective convertible debt by at least an additional 48 days, then this Amendment may be declared null and void at the option of the Holder.

2.     Upon the: (i) occurrence of an Event of Default under the Note or (ii) Company’s breach of any provision or representation in this Amendment, then this Amendment may be declared null and void at the option of the Holder.

3.     The Maturity Date (as defined in the Note) of the Note shall be extended to September 17, 2019.

4.     The principal balance of the Note shall be increased by $10,000 on the Effective Date.

5.     This Amendment shall be deemed part of, but shall take precedence over and supersede, any provisions to the contrary contained in the Note. Except as specifically modified hereby, all of the provisions of the Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

6.     This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement. Any signature transmitted by facsimile, e-mail, or other electronic means shall be deemed to be an original signature.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Nuo Therapeutics		Auctus Fund, LLC

By:	/s/ David Jorden	By:	/s/ Lou Posner
Name: David E. Jorden		Name: Lou Posner
Title: CEO		Title: Managing Director

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